Exhibit 23.2

Consent of Independent Auditors

The Board of Directors
Guilford Pharmaceuticals Inc.:

We consent to the use of our report incorporated herein by reference.

Philadelphia, Pennsylvania
February 21, 2001

/s/ KPMG LLP

KPMG LLP